Contact:	Jeffrey W. Farrar
Executive Vice President and CFO
(434) 964-2217
jfarrar@stellarone.com

STELLARONE CORPORATION
DECLARES QUARTERLY CASH DIVIDEND

Charlottesville, VA, January 25, 2013 – StellarOne Corporation (NASDAQ: STEL) (StellarOne), announced today that its Board of Directors approved a quarterly cash dividend in the amount of $0.08 per share payable on February 25, 2013 to shareholders of record as of February 6, 2013. The payment represents an annual yield to shareholders of approximately 2.3% based on the closing price of StellarOne stock on January 24, 2013.

About StellarOne

StellarOne Corporation is a traditional community bank with assets of $3 billion offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of our sole subsidiary, StellarOne Bank, we operate over 50 full-service financial centers, two loan production offices, and over 60 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, Richmond, Tidewater, and Central and North Central Virginia.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne’s actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, and (vii) changes may occur in the securities markets. For additional information, please refer to StellarOne’s filings with the Securities and Exchange Commission, which may be accessed at www.StellarOne.com.